UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2015

TCW Direct Lending LLC

(Exact name of registrant as specified in its charter)

Delaware	814-01069	46-5327366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

865 S Figueroa Street Los Angeles, California	90017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 244-0000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On January 15, 2015, TCW Direct Lending LLC (the “Company”) entered into additional subscription agreements with certain investors for the subscription of 6,208,000 Common Units of the Company for an aggregate offering price of $620,800,000. No underwriting discounts or commissions have been or will be paid in connection with the sale of such Common Units. Under the terms of the subscription agreements and related offering documents, the Company may draw down all or any portion of the undrawn commitment with respect to each Common Unit generally upon at least ten (10) business days’ prior written notice to the unitholders; provided that the initial drawdown may be made upon at least five (5) business days’ prior written notice.

The Common Units will be issued in private transactions not involving any public offering and therefore exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof, and Rule 506(c) of Regulation D thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCW DIRECT LENDING LLC

Date: January 22, 2015	By:	/s/ James Krause
	Name:	James Krause
	Title:	Chief Financial Officer